EXHIBIT 23.1

                           Accountant's consent
                            Ernst & Young LLP


                     Consent of Independent Auditors




     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Incentive Stock Option Plan of Nestor, Inc. of our report dated March 14, 1997, with respect to the consolidated financial statements and schedule of Nestor, Inc. included in its Annual Report (Form 10-K/T) for the six months ended December 31, 1996 filed with the Securities and Exchange Commission.



                             ERNST & YOUNG LLP




Providence, Rhode Island
May 16, 1997